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Exhibit 10.19

                                     FORM OF
                       FIRST AMENDMENT TO LEASE AGREEMENT

                  THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is made effective as of the 30th day of September, 1999 ("Effective Date") between [ ], a corporation organized under the laws of the State of [ ] ("Landlord"), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and [ ], a limited liability company organized under the laws of the State of Delaware ("Tenant"), having its principal office located at 1350 Old Bayshore Highway, Suite 300, Burlingame, California 94010.

                                 R E C I T A L S

                  A. Landlord leased to Tenant property located in [ ] ("Property") pursuant to a Lease Agreement dated as of September 22, 1998 ("Lease"). Tenant intends to operate a [ ]-unit ([ ]-bed) [ ] ("Facility") on the Property.

                  B. The Lease is guaranteed by the Unconditional and Continuing Lease Guaranty of Balanced Care Corporation ("Guarantor") dated as of September 22, 1998 ("Guaranty").

                  C. Pursuant to a Construction Disbursing Agreement ("Construction Agreement") dated as of September 22, 1998 between Landlord and BCC Development and Management Co. ("Developer") and the Lease, Landlord has agreed to pay for certain acquisition, development and construction costs of the Facility.

                  D. Landlord has extended to Financial Care Investors, LLC ("Member"), the sole member of Tenant, a loan up to the amount of [ ] for Facility working capital purposes ("Equity Loan"). The Equity Loan is evidenced by a Note ("Note") and subject to the terms of a Loan Agreement ("Loan Agreement"), each dated as of September 22, 1998. The Equity Loan is secured by a security interest granted by Tenant under a Security Agreement dated as of September 22, 1998 ("Security Agreement"). The Note, Loan Agreement, and Security Agreement may be collectively called the "Equity Loan Documents".

                  E. Under a Shortfall Funding Agreement among Guarantor, Tenant and Member, Member agreed to contribute capital to Tenant to fund the working capital needs of Tenant. Member agreed to borrow 85% of the working capital needs of Tenant through the Equity Loan ("Senior Loan Capital Portion"). Member
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also agreed to fund the remaining 15% as an equity contribution ("Equity Capital
Portion"). The Senior Loan Capital Portion and the Equity Capital Portion collectively constitute the Working Capital Reserve. Guarantor agreed to advance funds to Tenant upon the depletion of the Working Capital Reserve to pay any shortfalls in the working capital needs of Tenant. Guarantor's obligation to fund working capital shortfalls is confirmed in and subject to the terms of the Working Capital Assurance Agreement between Guarantor and Landlord dated as of September 22, 1998 ("Working Capital Assurance Agreement").

                  F. Tenant provided a Letter of Credit to Landlord in the amount of 5% of the Maximum Lease Amount as security for the performance of the Secured Obligations (as defined in the Lease).

                  G. As additional security for the Secured Obligations and the Equity Loan, Tenant and Member granted to Landlord and to Guarantor a pledge of and security interest in a certain Collateral Account as defined in the Deposit Pledge Agreement among Landlord, Guarantor, Member, and Tenant dated as of September 22, 1998 ("Pledge Agreement").

                  H. The sole member of Financial Care Investors, LLC, Brad E. Hollinger, now desires to withdraw as the nominal holder of the equity interests of Member so as to permit a group of investors to purchase 100% of the equity interests and to make certain investments in Member ("Equity Purchase"). Landlord has consented to the Equity Purchase subject to certain conditions including but not limited to modifications to the Lease.

                  I. In connection with the Equity Purchase, Developer has agreed to make loans to Member to fund a portion of the Equity Capital Portion of Tenant's working capital needs ("BCC Loans").

                  J. In addition, Tenant has requested certain changes to the financial covenants contained in the Lease.

                  K. Tenant and Landlord desire to amend the Lease to reflect certain changes in the terms of the Lease related to the Equity Purchase and the BCC Loans and to modify the financial covenants.

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                  NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

                  1. Principal Place of Business. Tenant's chief executive office as stated in the introductory paragraph of the Lease is amended to read as follows: "1350 Old Bayshore Highway, Suite 300, Burlingame, California 94010".

                  2. Term. Section 1.2 of the Lease is amended to read in its entirety as follows:

                           1.2 Term. The Construction Term of this Lease commences on the Effective Date and expires on the Conversion Date. The initial term ("Initial Term") of this Lease commences on the day after the Conversion Date and expires at 12:00 Midnight Eastern Time on the sixteenth anniversary of the Term Commencement Date (the "Expiration Date"); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, and [ii] the Initial Term may be extended from time to time pursuant to Article 23.

                  3. Definitions. Any capitalized terms not defined in this Amendment shall have the meaning set forth in the Lease or the Construction Agreement, as the case may be.

                  (a) Section 1.3 of the Lease is amended to substitute the following definitions:

                           "Equity Loan" means any loan extended by Landlord to Member for working capital purposes pursuant to the term of the Equity Loan Documents.

                           "Equity Loan Documents" means the Loan Agreement and Note executed on behalf of Member and the Security Agreement executed by Tenant in connection with the Equity Loan.

                           "Increaser Rate" means [i] in any Lease Year (other than Lease Years 15 and 16 of the Initial Term) in which the nationwide Consumer Price Index for all urban consumers increases by a percentage that is less than 20%, 25 basis points per year for the Initial Term

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         and 25 basis points per year for each Renewal Term; [ii] in all other
         Lease Years (other than Lease Years 15 and 16 of the Initial Term), 30 basis points per year for the Initial Term and 30 basis points per year for each Renewal Term; and [iii] in Lease Years 15 and 16 of the Initial Term, 58 basis points per year if the nationwide Consumer Price Index for all urban consumers increases by a percentage that is less than 20% or 63 basis points per year if the nationwide Consumer Price Index for all urban consumers increases by a percentage that is 20% or greater.

                           "Lease Documents" means [i] this Lease; [ii] the Construction Agreement; [iii] the Collateral Assignment of Construction Contract; [iv] the Collateral Assignment of Architect's Contract; [v] the Collateral Assignment of Management Agreement and Consent of Manager to Collateral Assignment of Management Agreement and Security Agreement; [vi] the Cash Collateral Security Agreement (Fill Up Account); [vii] the Cash Collateral Security Agreement (Working Capital Account), and [viii] all other documents and instruments executed by Tenant, Manager or Developer and Landlord in connection with the Lease.

                           "Working Capital Documents" means [i] the Transaction Documents as defined in Appendix I to that certain Shortfall Funding Agreement among Guarantor, Tenant, and Member; [ii] the Working Capital Assurance Agreement; and [iii] the BCC Loan Documents.

                  (b) Section 1.3 of the Lease is amended to add the following definitions:

                           "Actual Fill Up Schedule" means, for each month of each Fill Up Quarter, the computation of actual results for each of the following:

                             [i]   Average Daily Census;
                            [ii]   Quarterly Cash Flow; and
                           [iii]   Cumulative Cash Flow.

                           "Applicable Percentage" means 25% for the first Fill Up Quarter, 20% for the second Fill Up Quarter, 15% for the third Fill Up Quarter, 10% for the fourth Fill Up Quarter, and 5% for each Fill Up Quarter thereafter.

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                           "Average Daily Census" means the result of dividing
         the total resident days for a specific month by the number of days contained in that month.

                           "BCC Loan" means any loan extended by Developer to Member to fund a portion of the Equity Capital Portion of Tenant's working capital needs.

                           "BCC Loan Documents" means the Loan Agreement and Note executed by Member in connection with a BCC Loan.

                           "Budgeted Fill Up Schedule" means, for each Fill Up Quarter, the schedule as set forth on Exhibit H for each of the following:

                             [i]     Average Daily Census;
                            [ii]     Quarterly Cash Flow;
                           [iii]     Cumulative Cash Flow;
                            [iv]     Stabilization; and
                             [v]     Fill Up Working Capital Amount.

                           "C of O" means the certificate of occupancy issued for the Facility.

                           "Cumulative Cash Flow" means the accumulation of the Quarterly Cash Flow a set forth on the Budgeted Fill Up Schedule.

                           "Developer" means BCC Development and Management Co., a corporation organized under the laws of the State of Delaware.

                           "Fill Up Account" means an interest bearing account under the control of Landlord established with National City Bank of Cleveland into which Landlord shall deposit funds received from Tenant pursuant to Section 15.7.6.

                           "Fill Up Period" means the period of time commencing on the first day of the first Fill Up Quarter and terminating upon Stabilization.

                           "Fill Up Quarter" means a three month period of time, the first of which will commence on either [i] the first day of the month after the issuance of the C

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         of O or [ii] if the C of O is issued during the first five days of the month, then the first day of the month that the C of O is issued, and terminating three full months thereafter, and each three month period thereafter during the Fill Up Period.

                           "Fill Up Working Capital Amount" means the amount necessary to meet anticipated working capital needs for the period set forth on the Budgeted Fill Up Schedule.

                           "Quarterly Cash Flow" means the net income of Tenant as reflected on the income statement of Tenant plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for interest and lease payment, if any; less [v] the amount of the provision for Rent payments.

                           "Revised Fill Up Schedule" means, for each Fill Up Quarter that Tenant is required to prepare a reconciliation pursuant to
         Section 15.7.6(b) hereof, the revised schedule for each of the following for the period covered by the Budgeted Fill Up Schedule:

                           [i]      Average Daily Census;
                           [ii]     Quarterly Cash Flow;
                           [iii]    Cumulative Cash Flow;
                           [iv]     Fill Up Working Capital Amount; and
                           [v]      Working Capital Deficiency.

                           "Revised Fill Up Working Capital Amount" means the Fill Up Working Capital Amount set forth on the Revised Fill Up Schedule, calculated to adjust for any variances in Average Daily Census and Quarterly Cash Flow and projected forward utilizing the assumption set forth in the Underwriting Schedule.

                           "Stabilization" means the end of the Fill Up Quarter in which Tenant first achieves the Average Daily Census and Quarterly Cash Flow shown in the column headed "Stabilized" on the Budgeted Fill Up Schedule.

                           "Underwriting Schedule" means the schedule set forth on Exhibit I.

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                           "Working Capital Account" means the account funded as
         provided in Section 15.9.

                           "Working Capital Deficiency" means the amount derived from adding the Revised Fill Up Working Capital Amount plus the Cumulative Cash Flow as set forth in the Revised Fill Up Schedule and subtracting the Fill Up Working Capital Amount as set forth in the Budgeted Fill Up Schedule.

                  4.       Financial Covenants.

                  (a) Section 15.7.2 of the Lease is amended to read in its entirety as follows:

                           15.7.2 Coverage Ratio. Tenant shall maintain a Coverage Ratio with respect to the Facility of not less than 1.25 to 1.00, measured on a monthly basis commencing on the date of Stabilization as set forth on the Budgeted Fill Up Schedule.

                  (b) Section 15.7.3 of the Lease is amended to read in its entirety as follows:

                           15.7.3 Net Worth. Guarantor shall maintain for each fiscal quarter a Net Worth and equity capitalization of not less than $35,000,000.00.

                  (c) Section 15.7.5 of the Lease is amended to read in its entirety as follows:

                           15.7.5 Debt to Equity Ratio. Guarantor shall maintain for each fiscal quarter a ratio of total indebtedness to shareholders' equity not to exceed 10.0 to 1.0. The aggregate lease amount under all capitalized and operating leases shall be included as indebtedness and all subordinated debt shall be included as equity. For purposes of this section, "operating leases" shall include all future lease obligations where Guarantor is not currently the tenant but has an option to purchase the equity interest in or assets of the tenant or where Guarantor otherwise has rights to purchase the assets or equity of the tenant or where Guarantor has agreed to fund operating shortfalls in connection with the operation of the facility by the tenant.

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                  5. Fill Up Requirements. Article 15 of the Lease is amended to add the following Section 15.7.6:

                           15.7.6 Fill Up Requirement. For each Fill Up Quarter, Tenant shall have achieved the Average Daily Census and the Cumulative Cash Flow specified in the Budgeted Fill Up Schedule for that month. Failure to satisfy this provision shall not be a default under this Lease if Tenant complies with the requirements of Section 15.7.6(a) -
         (d).

                           (a) Reporting of Compliance with Fill Up Schedule. Within 15 days after each Fill Up Quarter, Tenant shall provide Landlord with the Actual Fill Up Schedule for said Fill Up Quarter.

                           (b) Reconciliation. In the event the Actual Fill Up Schedule shows any deviation from the Budgeted Fill Up Schedule, Tenant shall submit, together with the Actual Fill Up Schedule, a Revised Fill Up Schedule in form reasonably acceptable to Landlord. The Revised Fill Up Schedule shall set forth detailed line item reconciliation of each item reported on the Budgeted Fill Up Schedule, including a calculation of the Revised Fill Up Working Capital Amount required to stabilize the Facility and the Working Capital Deficiency.

                           (c) Amended Budgeted Fill Up Schedule. If the Revised Fill Up Schedule submitted by Tenant to Landlord under Section 15.7.6(b) above is acceptable to Landlord, such Revised Fill Up Schedule shall thereafter be deemed to be the Budgeted Fill Up Schedule for purposes of this Section 15.7.6.

                           (d) Fill Up Account.

         Deposits. Within five (5) business days after Landlord has approved the Revised Fill Up Schedule (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall deliver to Landlord for deposit in the Fill Up Account the greater of [i] the Fill Up Working Capital Deficiency or [ii] the Applicable Percentage of the Fill Up Working Capital Amount. Within five (5) business days after Landlord notifies Tenant that the Revised Fill Up Schedule is not acceptable, Tenant shall deliver to Landlord for deposit in the Fill Up Account the

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         Applicable Percentage of the Fill Up Working Capital Amount as shown on the Budgeted Fill Up Schedule. Within ten (10) business days after Landlord notifies Tenant that the Revised Fill Up Schedule is not acceptable, Tenant shall deliver to Landlord a modified Revised Fill Up Schedule acceptable to Landlord.

                           (i) Use of Fill Up Account Funds. All funds delivered to Landlord pursuant to this section shall be deposited in the Fill Up Account. All interest accrued on the Fill Up Account shall be deemed to be income of Tenant and shall be so reported for tax purposes. Withdrawals from the Fill Up Account shall be permitted solely for working capital purposes and only upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. No funds may be drawn under the Fill Up Account until Member has borrowed all funds available under the Equity Loan Documents and the BCC Loan Documents. If Landlord at any time applies funds in the Fill Up Account to payments due under the Lease, which Landlord may do but which Landlord is not obligated to do, then Tenant shall promptly replenish the Fill Up Account to its original amount. The Fill Up Account, including accrued interest, shall be released to Tenant within five (5) business days after satisfaction of the following conditions: [a] no monetary Event of Default has occurred under any financing made pursuant to the Credit Facility; and [b] the Facility has reached Stabilization.

                  6. Additional Equity Investment. Article 15 of the Lease shall be amended to add a new Section 15.9 as follows:

                           15.9 Additional Equity Investment. Guarantor and Member shall provide Landlord with evidence of additional equity invested in Member in the amount of at least $236,710.00 on or before November 30, 1999. If Guarantor and Member fail to satisfy the foregoing requirement within the time specified, Landlord shall place the Shortfall Equity Amount (as hereinafter defined) into an interest bearing account under the control of Landlord established with National City Bank of Cleveland ("Working Capital Account"). Developer shall execute a Cash Collateral Security Agreement in

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         favor of Landlord, granting to Landlord a security interest in the
         Working Capital Account. The Shortfall Equity Amount shall be taken solely from Development Fees owing to Developer under the Construction Agreements for each Facility described on Exhibit H and shall be in an amount equal to the difference between $236,710.00 and the amount of additional equity investments, if any, that have been actually received by FCI as of November 30, 1999. All interest accrued on the Working Capital Account shall be deemed to be income of Developer and shall be so reported for tax purposes. Funds in the Working Capital Account, including accrued interest, shall be released to Developer under the following conditions: [i] monthly working capital draw requests from Developer for working capital shortfall advances that Developer is obligated to pay under the BCC Loan Documents; or [ii] all Facilities shown on Exhibit H have reached Stabilization.

                  7. Earnout Lease Advance. Section 17.1 of the Lease is amended to read in its entirety as follows:

                           17.1 Earnout Lease Advance. Prior to the fourth anniversary of the Effective Date, Landlord shall, at Guarantor's request, make a Lease Advance ("Earnout Lease Advance") to Tenant in an amount not to exceed the sum of [i] ten percent (10%) of the Maximum Lease Amount, plus [ii] the lesser of [a] the amount, subject to Landlord's approval (not to be unreasonably withheld, conditioned or delayed), by which the budgeted construction costs (as shown on the Project Budget) exceed the actual construction costs for the Facility as determined by Landlord, or [b] $54,166.00, upon satisfaction of the Earnout Conditions (defined below).

                  8. Budgeted Fill Up Schedule. The Lease is amended to add an Exhibit H attached hereto and made a part hereof.

                  9. Underwriting Schedule. The Lease is amended to add an
Exhibit I attached hereto and make a part hereof.

                  10. Affirmation. Except as specifically modified by this Amendment, the terms and provisions of the Lease and the security for the Secured Obligations are hereby affirmed and shall remain in full force and effect.

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                  11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of Landlord and Tenant.

                  12. Representations and Warranties. Tenant affirms all representations and warranties contained in the Lease as of the Effective Date.

                  13. Further Modification. The Lease may be further modified only by a writing signed by Landlord and Tenant.

                  14. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof.

                  15. Consent of Guarantor and Developer. This Amendment shall have no force or effect unless and until Guarantor and Developer have executed the Consents set forth below.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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                  IN WITNESS WHEREOF, Landlord and Tenant have executed this
Amendment as of the date first set forth above.

Signed and acknowledged                      [     ]
in the presence of:

Signature /s/ Rita J. Rogge                   By: /s/ Erin C. Ibele
Print Name Rita J. Rogge
                                                  Title: Vice President and
                                                  Corporate Secretary
Signature /s/ Andrea Rosebery
Print Name Andrea Rosebery

                                             [     ]

Signature /s/ Loretta Gauci                    By: /s/ F. David Carr
Print Name Loretta Gauci
                                                  Title: Manager
Signature /s/ Lorraine Murphy
Print Name Lorraine Murphy

STATE OF OHIO                       )
                                    ) SS:
COUNTY OF LUCAS                     )

                  The foregoing instrument was acknowledged before me this 26th day of October, 1999 by Erin C. Ibele, the Vice President and Corporate
Secretary of [     ], a [     ] corporation, on behalf of the corporation.

                                                              /s/ Rita J. Rogge
                                                              Notary Public


My Commission Expires: August 26, 2000               [SEAL]

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California                 )
                                    ) ss.
County of San Mateo                 )

On Oct. 26, 1999, before me, Caroline D'Aquino, Notary Public personally appeared F. David Carr, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

                                              Witness my hand and official seal.



                                              /s/ Caroline D'Aquino

Place Notary Seal Above


                                    OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title or Type of Document:  First Amend To Lease Agmt.

Document Date: 10/26/99                     Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer
Signer's Name:

         Individual
         Corporate Officer - Title(s):
         Partner - Limited                  General
         Attorney in Fact
         Trustee
         Guardian or Conservator
         Other:
Signer is Representing:

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                              CONSENT OF GUARANTOR


                  Guarantor hereby [i] consents to the foregoing Amendment; [ii] agrees to be bound by the terms and provisions of the Amendment to the extent applicable to Guarantor pursuant to the Guaranty, as amended from time to time; [iii] affirms the Guaranty which shall remain in full force and effect; and [iv] waives any suretyship defenses arising in connection with the Amendment.


BALANCED CARE CORPORATION

By: /s/ Robin L. Barber

        Title: Senior Vice President and Counsel;
        Assistant Secretary
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                              CONSENT OF DEVELOPER


                  Developer hereby [i] consents to the foregoing Amendment; [ii] agrees to be bound by the terms and provisions of the Amendment to the extent applicable to Developer pursuant to the Construction Disbursing Agreement, as amended from time to time; [iii] affirms the Construction Disbursing Agreement which shall remain in full force and effect; and [iv] waives any suretyship defenses arising in connection with the Amendment.


BCC DEVELOPMENT AND MANAGEMENT CO.

By: /s/ Robin L. Barber

        Title: Vice President and Secretary


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